Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-200799, 333-198066, 333-191679, 333-182703, 333-178592, 333-165958, 333-152591, 333-148060, 333-140110, 333-132611, 333-125565, 333-122114, 333-117717, 333-111894, 333-107137, 333-105509, 333-96813, 333-46976 and 333-91957) and Form S-8 (Nos. 333-204748, 333-191680, 333-182704, 333-152284, 333-138598, 333-174392, 333-167365 and 333-93435) of Apricus Biosciences Inc. of our report dated March 16, 2015 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Diego, CA
March 9, 2016